SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2018

CLEAN ENERGY TECHNOLOGIES, INC.

 (Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2990 Redhill Avenue Costa Mesa, CA 92626
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Clean Energy Technologies, Inc. (the “Company”) was held on November 21, 2018. As of the Record Date of October 11, 2018, there were 555,657,656 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal I - Election of Directors

Shareholders approved the election of nine directors to serve as directors for a one-year term to expire at the 2015 Annual Meeting.  The voting results for this proposal are as follows:

Nominee              Votes For                         Votes Withheld    Broker Non-Votes

Kambiz Mahdi         332,479,5531,029,108577,608

Calvin Pang         332,730,553   778,108577,608

Jun Wang         332,731,053   777,608577,608

Yongsheng Lyu         332,731,053   777,608577,608

Proposal II - Ratification of the Appointment of Fruci and Associates II, PLLC as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2018

Stockholders ratified the appointment of Fruci and Associates II, PLLC to serve as the Company’s independent registered public accounting firm for its 2018 fiscal year.  The voting results for this proposal are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
411,768,468	7,224,468	2,311,739	2,311,739

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2018, Lin Shuangan, a member of the Board of Directors of the Company, notified the Company of his intention to retire from the Company's Board of Directors to pursue other interests, effective November 21, 2018. Mr. Shuangan advised the Company his resignation was not due to any disagreement with the Company on any matter relating to its operations, finances or policies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

/s/ Kambiz Mahdi
By: Kambiz Mahdi
Chief Executive Officer

Date: November 27, 2018